SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(D) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2007
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	06-1340090 (I.R.S. Employer Identification Number)

20415 Nordhoff Street Chatsworth, Ca	91311 (Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (818) 773-0900
Not Applicable
Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT 3.2

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 8, 2006, the Securities and Exchange Commission approved an amendment to Nasdaq Marketplace Rule 4350(l), which requires securities listed on Nasdaq, such as registrant’s common stock, to be eligible for a Direct Registration System, or DRS. A DRS permits an investor’s ownership of listed companies’ equity securities to be recorded and maintained on the books of the issuers or their transfer agents without the physical issuance of a stock certificate. The new rule does not require companies to participate in the DRS; however, all Nasdaq listed equity securities must be eligible to participate in the DRS by January 1, 2008. To be eligible to participate in the DRS, companies must, among other things, make sure that their governing documents allow their equity securities to be held in book-entry form. As was the case with many companies, registrant’s Bylaws (specifically, Article VII) did not allow registrant’s stock to be held in book-entry form. Article VII of registrant’s Bylaws required the physical issuance of stock certificates to registrant’s stockholders.
Accordingly on October 18, 2007, registrant’s Board of Directors approved amendments to registrant’s Bylaws to allow for either physical issuance of registrant’s shares in certificated form or their issuance in book entry form, depending on the individual decision of each stockholder. The Bylaw amendments render registrant’s Common Stock DRS eligible and thereby in compliance with Nasdaq Marketplace Rule 4350(l).
A copy of registrant’s Bylaws as amended is attached hereto as Exhibit 3.2. The provisions of Article VII of the Bylaws that were amended by the Board on October 18, 2007 are marked to show changes from the provisions prior to the amendments.
Item 9.01 Financial Statements and Exhibits.
List below is the exhibit filed as a part of this report.

Exhibit
No.	Description
3.2	Bylaws of MRV Communications, Inc., as amended effective October 18, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: October 22, 2007

MRV COMMUNICATIONS, INC.
By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer

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